Exhibit 99.1

News Release
380 Interlocken Crescent • Broomfield, CO 80021 • 303.460.9200 • Fax: 720.566.3860 • www.mcdata.com

August 19, 2004

Contacts
Investors: Rick Balderrama (720) 558-4474 Investor.relations@mcdata.com		Media: Kathleen Sullivan (720) 558-4435; cell: (720) 480-5501 press.releases@mcdata.com

McDATA Announces Second Quarter 2004 Results

Exceeds non-GAAP EPS estimates and records 8th consecutive quarter of positive cash flow

BROOMFIELD, Colo. – August 19, 2004 – McDATA® Corporation (NASDAQ: MCDTA/MCDT) today reported results for the second quarter ended July 31, 2004. Revenue totaled $98.2 million, an increase of one percent over the first quarter ended April 30, 2004. The GAAP net loss for the second quarter of 2004 was $(5.4) million, or $(0.05) per basic and diluted share, compared to second quarter 2003 net income of $9.1 million, or $0.08 per basic and diluted share. On a non-GAAP basis, net income for the second quarter of 2004 totaled $2.0 million, or $0.02 per basic and diluted share, compared to first quarter 2004 non-GAAP net income of $1.1 million, or $0.01 per basic and diluted share.

McDATA’s non-GAAP results exclude charges relating to the amortization of deferred compensation, certain restructuring charges and amortization of purchased intangible assets. In addition, the company recorded its share of the operating loss associated with McDATA’s investment in Aarohi, which was excluded for the purpose of the non-GAAP results.

“Our positive results for the quarter demonstrate that we are meeting the needs of an expanding market,” said John Kelley, McDATA’s CEO and chairman of the board. “Customers want on-demand data access and seamless solutions that simplify their diverse, multi-vendor environments. McDATA is uniquely able to deliver these solutions to our customers.”

Second Quarter Details

Total port growth in the second quarter was up seven percent versus the prior quarter, driven by strong demand for McDATA’s Intrepid Directors, FlexPort-enabled Sphereon switches and Eclipse SAN routing products. Revenue from products totaled $74.9 million in the second quarter, representing a six percent decline from the first quarter of 2004. Software revenue, which includes license and maintenance revenue, was $14.8 million, an increase of 13 percent sequentially. Software revenues were driven by another solid quarter for SANavigator sales, as well as sales of value-added software such as SANtegrity Security Suite and OpenTrunking software. Services revenue, which includes professional services and upgraded hardware warranty and maintenance revenue, was $4.6 million, up seven percent. Other revenue, which consists of service fees and product revenue from the ESCON business, was $4.0 million.

The sequential increase in Other revenue was driven primarily by the completion of an ESCON management agreement with EMC. This agreement reflects a change, beginning in July, whereby McDATA assumes the ESCON business, and records the full impact of the business in its results. Included in Other revenue in the second quarter is a one-time benefit of $1.6 million to record a previously deferred ESCON service fee increase that was part of the agreement with EMC.

Factors affecting product revenue for the second quarter 2004 included a subdued IT spending environment and a continued competitive marketplace. These factors were moderated by an increasing demand for McDATA’s Eclipse 1620 SAN Router and continued demand for McDATA’s portfolio of software management tools.

On a channel basis, McDATA’s largest customer, EMC, represented 47 percent of total revenue in the second quarter of 2004, up four percent sequentially in revenue, and up slightly as a percentage of sales from 45 percent in the first quarter of 2004. IBM accounted for 26 percent of revenue, up seven percent in absolute dollars, and up as a percentage of sales from 25 percent in the first quarter of 2004. Other OEMs, resellers, systems integrators, and the ESCON service fee accounted for 27 percent of total revenue, compared to 30 percent in the prior quarter. Included in Other OEMs revenue, HDS represented approximately 10 percent of total revenue, and revenues through Dell increased 79 percent over the prior quarter.

Reported gross margin was 55.8 percent in the second quarter of 2004, compared to 56.3 percent in the first quarter of 2004. Non-GAAP gross margin was 55.9 percent, down sequentially from 56.4 percent. Non-GAAP gross margins exclude charges related to amortization of deferred compensation.

GAAP operating expenses were $60.7 million, down from $64.6 million in the first quarter of 2004, driven by the same factors affecting the change in non-GAAP expenses as well as by lower deferred compensation and no restructuring charges. Non-GAAP operating expenses were down approximately two percent sequentially at $53 million, driven primarily by lower R&D expenses. The lower expenses were a result of the company reaching some important product development milestones, which caused software capitalization to be higher than expected by approximately $1.5 million. As mentioned previously, McDATA’s non-GAAP results exclude charges for the amortization of deferred compensation, certain restructuring charges and purchased intangible assets.

The non-GAAP results are a supplement to financial statements based on accounting principles generally accepted in the United States of America (GAAP). McDATA believes this presentation provides investors with additional insight into underlying operating results and business trends. A reconciliation of GAAP and non-GAAP net income is provided in the financial statements attached to this news release.

McDATA generated approximately $10 million of operating cash flow in the second quarter. This is the eighth consecutive quarter of positive operating cash flow. Capital expenditures for the quarter were $5.4 million, and cash and marketable securities totaled $321 million as of July 31, 2004.

“McDATA is making technology simple and transparent for customers amidst the growing complexity of the enterprise infrastructure. We are delivering significant customer value by enabling on-demand access to data, anytime, anywhere.” said Kelley.

Key Second Quarter Accomplishments

In the second quarter, McDATA continued to grow its strategic footprint and leverage its expanding incremental opportunity with product and partner announcements, as well as with geographic expansion. During the quarter, McDATA:

•	Added the multi-protocol Eclipse 1620 SAN routing switch to EMC’s Connectrix family of directors and switches, and announced the inclusion of the 1620 in IBM’s TotalStorage Proven Program. The Eclipse SAN routing family allows customers to distribute data stored in fibre channel SANs over IP WANs for cost-effective, on-demand data protection solutions.

•	Announced a software OEM agreement with Network Appliance, where McDATA will integrate its SANavigator network management software into Network Appliance’s DataFabric Manager software. This collaboration will allow customers to cost-effectively unify and consolidate their storage management, enabling both IP and Fibre-Channel based storage to be managed in one centralized location.

•	Announced the availability of SANtegrity Security Services to formally address infrastructure security. As more and more businesses realize the impact of a breach in security, McDATA’s SANtegrity Security Solutions assists companies in their efforts meet compliance requirements and to assess their existing security policies and points of vulnerability. As the only storage networking company to specifically address strengthening storage networking security with defined assessment services, customers can confidently take the necessary steps to better protect their valuable business information.

•	Showed the benefits of migrating intelligence into the network and over distances with its upcoming intelligent switch platform. The demonstration during Storage Networking World showcased McDATA’s ability to deliver volume management, snapshot, mirroring, data replication and migration solutions for disaster recover and business protection applications.

•	Continued to expand its EMEA presence to capitalize on the region’s market potential, and provide critical support to the company’s OEMs, resellers and customers with key office openings and key personnel appointments in the Netherlands, Germany, Italy and Spain.

•	Established a Technology Office chartered with defining and developing emerging McDATA technologies of the future, while creating and executing on an architectural framework (internally developed and acquired) that leverages common technology building blocks that span multiple product lines.

Outlook

McDATA anticipates revenue in a range of $98 to $102 million for the third quarter ending October 31, 2004. Diluted non-GAAP EPS for the third quarter is expected to be in a range of breakeven to $0.01, based on a 34 percent non-GAAP tax rate, and excluding anticipated deferred and acquisition-related compensation charges, amortization charges related to purchased intangible assets and McDATA’s share of the estimated operating loss associated with its investment in Aarohi. GAAP EPS, which include these charges and an approximately zero percent tax rate, are expected to be approximately $0.07 lower than the company’s non-GAAP EPS. This outlook excludes future acquisitions, asset impairments, restructurings or other unanticipated events, which may or may not be significant.

Finally, McDATA anticipates filing an amended 2003 Form 10-K/A and an amended Q1 2004 Form 10-Q/A upon completion of a routine SEC review of disclosures that were made in the original filings. The SEC routinely reviews public company filings from time to time. The company’s previously reported results will not be affected by any supplements to its disclosures. The company will reschedule its September 8th Stockholder meeting for a later date in order to incorporate the revised filings into its Proxy Statement.

McDATA will hold a conference call to discuss second quarter results on August 19, 2004, at 3:00 p.m. MT. The conference call will be simultaneously webcast on the company’s website. The webcast presentation will include slides containing additional detailed information of interest to investors.

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About McDATA (www.mcdata.com)

McDATA (Nasdaq: MCDTA/MCDT) is the expert provider of Multi-Capable Storage Networking Solutions™ - hardware, software and services - that enable partners and customers around the world to reduce the total cost of storage management today, and be ready to adapt to the real-time information demands of tomorrow. Entrenched in over 8,000 data centers worldwide, McDATA solutions are at the heart of more than 80 percent of Fortune 100 storage network data centers, powering the latest e-business applications, customer databases, financial traffic and other mission-critical data. Customers leverage McDATA’s multi-capable solutions to realize immediate cost savings, reduce their investment risk, ensure the continuity of their operations and adapt to changing business requirements.

Forward-Looking Statements

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Readers are urged to consider statements that include the terms “believes”, “belief”, “expects”, “plans”, “objectives”, “estimates”, “anticipates”, “intends”, “targets”, or the like to be uncertain and forward-looking. Factors that could cause actual results to differ materially from expectations include: changes in our relationship with EMC Corporation, or EMC, International Business Machines Corporation, or IBM, and Hitachi Data Systems, or HDS, and the level, timing and terms of their orders; our ability to successfully increase sales of McDATA’s multi-protocol network switches and management software, and to diversify our revenue base; the impact of a highly competitive market that is expected to lead to longer sales cycles and continued pricing pressures; additional manufacturing and component costs and production delays that we may experience as we continue the transition to new products; a loss of any of our key customers (and our OEMs’ key customers), distributors, resellers or our manufacturers; our ability to expand our product offerings and any transition to new products (including higher port density products and Multi-protocol and intelligent products); any change in business conditions, our business and sales strategy or product development plans, and our ability to attract and retain highly skilled individuals; competition in the Multi-protocol (Fibre Channel and IP) network market (including competitive pricing pressures and product give-aways) by our competitors, including but not limited to, Brocade Communication Systems, Inc., or Brocade, QLogic Corp, or QLogic., Computer Network Technology Corporation, or CNT, Cisco Systems, Inc., or Cisco, and other IP and Multi-protocol switch suppliers; delays and changes in the development of new products and new technology and component quality and availability; any industry or technology changes that cause obsolescence of our products or components of those products;

and one-time events and other important risks and factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission, or SEC, including the risk factors discussed in this Quarterly Report. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

McDATA CORPORATION

CONDENSED REPORTED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2003	July 31, 2004	July 31, 2003	July 31, 2004
Revenue	$107,014	$98,221	$210,193	$195,450
Cost of revenue	43,707	43,377	88,295	85,864

Gross profit	63,307	54,844	121,898	109,586

Operating expenses (recoveries):
Research and development	18,156	22,107	36,975	47,204
Selling, general and administrative	30,680	37,102	61,591	73,006
Restructuring costs (recoveries)	—	(27)	—	1,318
Amortization of deferred compensation	1,490	1,489	2,901	3,747

Operating expenses (recoveries)	50,326	60,671	101,467	125,275

Income (loss) from operations	12,981	(5,827)	20,431	(15,689)
Interest and other income, net	401	1,060	1,372	2,196

Income (loss) before income taxes	13,382	(4,767)	21,803	(13,493)
Income tax expense	4,249	117	7,358	658

Income (loss) before equity in net loss of affiliated company	9,133	(4,884)	14,445	(14,151)
Equity in net loss of affiliated company	—	(541)	—	(1,118)

Net income (loss)	$9,133	$(5,425)	$14,445	$(15,269)

Basic net income (loss) per share	$0.08	$(0.05)	$0.13	$(0.13)

Shares used in computing basic net income (loss) per share	114,606	115,551	114,462	115,253

Diluted net income (loss) per share	$0.08	$(0.05)	$0.12	$(0.13)

Shares used in computing diluted net income (loss) per share	118,500	115,551	118,096	115,253

McDATA CORPORATION

CONDENSED NON-GAAP CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2003	July 31, 2004	July 31, 2003	July 31, 2004
Revenue	$107,014	$98,221	$210,193	$195,450
Cost of revenue	43,574	43,309	88,485	85,688

Gross profit	63,440	54,912	121,708	109,762

Operating expenses:
Research and development	18,156	21,760	36,975	46,162
Selling, general and administrative	30,155	31,232	60,541	61,079
Restructuring costs	—	—	—	—
Amortization of deferred compensation	—	—	—	—

Operating expenses	48,311	52,992	97,516	107,241

Income from operations	15,129	1,920	24,192	2,521
Interest and other income, net	401	1,060	1,372	2,196

Income before income taxes	15,530	2,980	25,564	4,717
Income tax expense	4,007	1,013	7,312	1,603

Income before equity in net loss of affiliated company	11,523	1,967	18,252	3,114
Equity in net loss of affiliated company	—	—	—	—

Net income (loss)	$11,523	$1,967	$18,252	$3,114

Basic net income per share	$0.10	$0.02	$0.16	$0.03

Shares used in computing basic net income per share	114,606	115,551	114,462	115,253

Diluted net income per share	$0.10	$0.02	$0.15	$0.03

Shares used in computing diluted net income per share	118,500	116,494	118,096	117,007

McDATA CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS) (Note 1)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31, 2003	July 31, 2004	July 31, 2003	July 31, 2004
GAAP net income (loss)	$9,133	$(5,425)	$14,445	$(15,269)

Adjustments:
Inventory-related charges, net	—	—	(460)	—
Amortization of deferred compensation and acquisition-related compensation	1,623	2,013	3,171	5,319
Amortization of intangible assets	525	5,761	1,050	11,573
Restructuring costs (recoveries)	—	(27)	—	1,318
Income tax effect	242	(896)	46	(945)
Equity in net loss of affiliated company	—	541	—	1,118

Non-GAAP net income	$11,523	$1,967	$18,252	$3,114

GAAP net loss per share – basic and diluted	$0.08	$(0.05)	$0.13	$(0.13)
Non-GAAP net income per share – diluted	$0.10	$0.02	$0.15	$0.03
Shares used in non-GAAP per share calculation - diluted	118,500	116,494	118,096	117,007

Note (1) - The condensed non-GAAP consolidated income statements for all periods presented are for illustrative purposes only and are not prepared in accordance with generally accepted accounting principles. The following is provided as a supplement to the non-GAAP reconciliation above:

	Three Months Ended		Six Months Ended
Non-GAAP Adjustments	July 31, 2003	July 31, 2004	July 31, 2003	July 31, 2004
Cost of revenue:
Inventory-related charges, net	$—	$—	$(460)	$—
Deferred compensation and acquisition-related compensation	133	68	270	176
Other	—	—	—	—

Cost of revenue subtotal	133	68	(190)	176
Operating expenses:
Research and development:
Acquisition-related compensation	—	347	—	1,042
Selling, general and administrative:
Acquisition-related compensation	—	109	—	354
Amortization of intangible assets	525	5,761	1,050	11,573
Termination of synthetic lease	—	—	—	—
Other	—	—	—	—
Restructuring costs (recoveries)	—	(27)	—	1,318
Amortization of deferred compensation	1,490	1,489	2,901	3,747

Operating expenses subtotal	2,015	7,679	3,951	18,034

Total non-GAAP Adjustments	2,148	7,747	3,761	18,210
Income tax expense (benefit):	(242)	896	(46)	945
Equity in net loss of affiliated company	—	541	—	1,118

After-tax impact of non-GAAP adjustments	$2,390	$7,392	$3,807	$18,383

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	April 30, 2004	July 31, 2004
Assets
Cash and short term investments	$211,185	$216,783
Securities lending collateral	117,931	123,916
Accounts receivable, net	58,224	53,541
Inventories, net	14,085	12,648
Other current assets	6,272	5,236

Total current assets	407,697	412,124
Property and equipment, net	97,229	98,002
Long-term investments	101,872	99,245
Goodwill	78,693	78,693
Intangible assets, net	105,603	98,793
Other assets, net	23,688	26,905

Total assets	$814,782	$813,762

Liabilities and Stockholders’ Equity
Current liabilities	207,823	209,763
Long-term liabilities	194,821	195,974
Stockholders’ equity	412,138	408,025

Total liabilities and stockholders’ equity	$814,782	$813,762

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	July 31, 2003	July 31, 2004
Net cash provided by operating activities	$40,675	$15,471

Cash flows from investing activities:
Purchases of property and equipment	(6,811)	(9,815)
Net purchases of investments	(156,188)	(17,743)

Net cash used by investing activities	$(162,999)	$(27,558)

Cash flows from financing activities:
Net proceeds for issuance of convertible subordinated debt	166,947	—
Net purchase of share option transactions	(20,510)	—
Cash restricted pursuant to interest rate swap transaction	(5,000)	—
Payment of obligations under notes payable and capital leases	(1,812)	(1,796)
Proceeds from the exercise of stock options	3,285	2,874

Net cash provided by financing activities	$142,910	$1,078

Net increase in cash and cash equivalents	$20,586	$(11,009)